Exhibit F-2(d)




				   October 15, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

	  With respect to (1) the Application-Declaration ("Application-Declaration") on Form U-1, as amended (File No. 70-
9141), filed by Entergy Louisiana, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended, contemplating, among other things, the entering into arrangements for the issuance and sale of one or more new series of tax-exempt bonds (the "Tax-Exempt Bonds"); (2) the Commission's order dated March 12, 1998 (the "Order") permitting the Application-Declaration, as amended, to become effective with respect to the foregoing matters; and (3) the subsequent consummation, on October 7, 1999, of the entry by the Company into a Refunding Agreement, dated as of October 1, 1999 with the Parish of St. Charles, State of Louisiana (the "Issuer"), and the related refinancing of outstanding pollution control revenue bonds through the issuance by the Issuer of a new series of its Tax-Exempt Bonds (the "Transaction"), we advise you that in our opinion:

	  (a) the Company is a corporation duly organized and validly existing under the laws of the State of Louisiana;

	  (b)    the Transaction has been consummated in
     accordance with the Application-Declaration, as amended, and the Order;

	  (c) all state laws that relate or are applicable to the participation by the Company in the Transaction
     (other than so-called "blue sky" or similar laws, with respect to which we express no opinion) have been complied with; and

	  (d) the consummation of the Transaction by the Company has not violated the legal rights of the holders of any securities issued by the Company.

	  We are members of the New York Bar and do no hold ourselves out as experts on the laws of any other state for purposes of this opinion. In giving this opinion, we have relied, as to all matters governed by the laws of the State of Louisiana, upon the opinion of Ann G. Roy, Esq., Senior Counsel - Corporate and Securities of Entergy Services, Inc., counsel for the Company, which is to be filed as an exhibit to the Certificate pursuant to Rule 24.

	  Our consent is hereby given to the use of this opinion as an exhibit to the Certificate pursuant to Rule 24.

				   Very truly yours,

				   /s/ Thelen Reid & Priest LLP

				   THELEN REID & PRIEST LLP